Exhibit 32.1 - SECTION 906 CERTIFICATION

EXHIBIT 32.1

Section 1350 Certifications

I am the Principal Executive Officer and Principal Financial Officer of Smack Sportswear, a Nevada corporation (the “Company”). I am delivering this certificate in connection with the amended Form 10-Q/A of the Company for the quarter year ended March 31, 2013 and filed with the U.S. Securities and Exchange Commission (“Form 10-Q/A”).

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Smack Sportswear (the “Company”) certifies to his knowledge that:

(1)	The amended Quarterly Report on Form 10-Q/A of the Company for the quarterly period ended March 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in that amended Form 10-Q/A fairly presents, in all material respects, the financial conditions and results of operations of the Company.

/s/ Bill Sigler
Bill Sigler
Principal Executive Officer

Date: July 2, 2013